Exhibit 32

Statement Required by 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, each undersigned officer of NYSE Euronext (the “Company”) hereby certifies that, to such officer’s knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Duncan L. Niederauer
Duncan L. Niederauer
Chief Executive Officer
NYSE Euronext

Date: February 28, 2011

/s/  Michael S. Geltzeiler
Michael S. Geltzeiler
Chief Financial Officer
NYSE Euronext

Date: February 28, 2011

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.